Exhibit 99.4

TARP CERTIFICATION FOR YEAR 2016

I, Wayne-Kent A. Bradshaw, certify, based on my knowledge, that:

(i)                                     The compensation committee of Broadway Financial Corporation has discussed, reviewed, and evaluated with senior risk officers at least every six months during any part of the most recently completed fiscal year that was a TARP period, senior executive officer (“SEO”) compensation plans and employee compensation plans and the risks these plans pose to Broadway Financial Corporation;

(ii)                                  The compensation committee of Broadway Financial Corporation has identified and limited during any part of the most recently completed fiscal year that was a TARP period any features in the SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of Broadway Financial Corporation and identified any features in the employee compensation plans that pose risks to Broadway Financial Corporation and limited those features to ensure that Broadway Financial Corporation is not unnecessarily exposed to risks;

(iii)                               The compensation committee has reviewed, at least every six months during any part of the most recently completed fiscal year that was a TARP period, the terms of each employee compensation plan and identified the features in the plan that could encourage the manipulation of reported earnings of Broadway Financial Corporation to enhance the compensation of an employee, and has limited these features that would encourage the manipulation of reported earnings of Broadway Financial Corporation;

(iv)                              The compensation committee of Broadway Financial Corporation will certify to the reviews of the SEO compensation plans and employee compensation plans required under (i) and (iii) above;

(v)                                 The compensation committee of Broadway Financial Corporation will provide a narrative description of how it limited during any part of the most recently completed fiscal year that was a TARP period the features in:

a)             SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of Broadway Financial Corporation;

b)             Employee compensation plans that unnecessarily expose Broadway Financial Corporation to risks; and

c)              Employee compensation plans that could encourage the manipulation of reported earnings of Broadway Financial Corporation to enhance the compensation of an employee;

(vi)                              Broadway Financial Corporation has required that bonus payments to SEOs or any of the next twenty most highly compensated employees, as defined in the regulations and guidance established under section 111 of EESA (bonus payments), be subject to a recovery or “clawback” provision during any part of the most recently completed fiscal year that was a TARP period if the bonus payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria;

(vii)                           Broadway Financial Corporation has prohibited any golden parachute payment, as defined in the regulations and guidance established under section 111 of EESA, to a SEO or any of the next five most highly compensated employees during any part of the most recently completed fiscal year that was a TARP period;

(viii)                        Broadway Financial Corporation has limited bonus payments to its applicable employees in accordance with section 111 of EESA and the regulations and guidance established thereunder during any part of the most recently completed fiscal year that was a TARP period;

(ix)                              Broadway Financial Corporation and its employees have complied with the excessive or luxury expenditures policy, as defined in the regulations and guidance established under section 111 of EESA, during any part of the most recently completed fiscal year that was a TARP period, and that any expenses requiring approval of the board of directors, a committee of the board of directors, an SEO, or an executive officer with a similar level of responsibility were properly approved;

(x)                                 Broadway Financial Corporation will permit a non-binding shareholder resolution in compliance with any applicable Federal securities rules and regulations on the disclosures provided under the Federal securities laws related to SEO compensation paid or accrued during any part of the most recently completed fiscal year that was a TARP period;

(xi)                              Broadway Financial Corporation will disclose the amount, nature, and justification for the offering, during any part of the most recently completed fiscal year that was a TARP period, of any perquisites, as defined in the regulations and guidance established under section 111 of EESA, whose total value exceeds $25,000 for each employee subject to the bonus payment limitations identified in paragraph (viii);

(xii)                           Broadway Financial Corporation will disclose whether Broadway Financial Corporation, the board of directors of Broadway Financial Corporation, or the compensation committee of Broadway Financial Corporation has engaged during any part of the most recently completed fiscal year that was a TARP period a compensation consultant; and the services the compensation consultant or any affiliate of the compensation consultant provided during this period;

(xiii)                        Broadway Financial Corporation has prohibited the payment of any gross-ups, as defined in the regulations and guidance established under section 111 of EESA, to the SEOs and the next twenty most highly compensated employees during any part of the most recently completed fiscal year that was a TARP period;

(xiv)                       Broadway Financial Corporation has substantially complied with all other requirements related to employee compensation that are provided in the agreement between Broadway Financial Corporation and Treasury, including any amendments;

(xv)                          Broadway Financial Corporation has submitted to Treasury a complete and accurate list of the SEOs and the twenty next most highly compensated employees for the current fiscal year, with the non-SEOs ranked in descending order of level of annual compensation, and with the name, title, and employer of each SEO and most highly compensated employee identified; and

(xvi)                       I understand that a knowing and willful false or fraudulent statement made in connection with this certification may be punished by fine, imprisonment, or both.

Date:	March 27, 2017

/s/ Wayne-Kent A. Bradshaw
Wayne-Kent A. Bradshaw
Chief Executive Officer
Broadway Financial Corporation